Exhibit 1.01

Cummins Inc.
Conflict Minerals Report
For The Year Ended December 31, 2018
This Conflict Minerals Report for the year ended December 31, 2018 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule).  The Securities and Exchange Commission (SEC) adopted the Rule to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act).  The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain so called conflict minerals that are necessary to the functionality or production of their products.  "Conflict minerals" are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG).  These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not the conflict minerals fund armed conflict in the Democratic Republic of the Congo or an adjoining country (the Covered Countries).
1.	Company Overview
This report has been prepared by the management of Cummins Inc. (herein referred to as "Company," "we," "us," or "our").  The information in this report includes the activities of all majority-owned subsidiaries and other entities that are required to be consolidated. It does not include the activities of entities that are not required to be consolidated.
Cummins Inc. is a global power leader that designs, manufactures, distributes and services diesel and natural gas engines and powertrain-related component products, including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, transmissions, electric power generation systems, batteries and electrified power systems.  We sell our products to original equipment manufacturers (OEMs), distributors and other customers worldwide.  We serve our customers through a network of over 600 wholly-owned and independent distributor locations and over 7,600 dealer locations in more than 190 countries and territories.
We conducted an analysis of our products and determined that it is possible that 3TG may be found in the majority of our products.  However, we believe that the amount and value of 3TG that may be in any given product is generally de minimis compared to the size and value of the product as a whole.
Conflict Minerals Policy
We have adopted the following conflict minerals policy:

It is a policy of Cummins Inc.:
•
To make reasonable efforts: a) to know, and to require each Cummins Inc. supplier to disclose to Cummins, the sources of Conflict Minerals used in its products; and b) to eliminate procurement, as soon as commercially practicable, of products containing Conflict Minerals obtained from sources that fund or support inhumane treatment in the Covered Countries.

•
To require Cummins Inc. suppliers to assist the Company to comply with the disclosure requirements of Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the rules of the U.S. Securities and Exchange Commission promulgated pursuant to that law, as well as any related laws and rules.

2.	Reasonable Country of Origin Inquiry (RCOI)
Scope of the Reasonable Country of Origin Inquiry Review
We designed our Reasonable Country of Origin Inquiry (RCOI) to provide a reasonable basis for us to determine whether we source 3TG from Covered Countries.  In 2018, we identified those suppliers who we knew to have supplied, or otherwise were highly likely to have supplied (e.g., electronics suppliers), components and materials containing 3TG.  Through our scoping exercise, we identified over 1000 direct suppliers representing over 43.5% of our 2018 expenditures for direct components and materials.
We conducted a survey of these suppliers using the template developed by the Responsible Business Alliance (RBA) and The Global e-Sustainability Initiative (GeSI), known as the Conflict Minerals Reporting Template (the Template).  The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company's supply chain.  It includes questions regarding a direct supplier's conflict minerals policy, engagement with its direct suppliers, origin of conflict minerals included in its products, supplier due diligence, and a listing of the smelters the direct supplier and its suppliers use.  Written instructions and recorded training illustrating the use of the tool is available on the RBA's website.  Many companies are using the Template in their RCOI and due diligence processes related to conflict minerals.

RCOI Results
In an effort to obtain the highest practical response rate, our process included multiple rounds of communication and follow-up including mail, email, and telephone calls.  We received a response from suppliers representing the majority of in-scope direct material and components expenditures.  We reviewed the responses against criteria developed to determine which responses required further engagement with our suppliers.  These criteria included untimely or incomplete responses as well as inconsistencies within the data reported in the Template.  We worked directly with these suppliers to obtain a revised response and/or additional clarity regarding their submission.

Most of the responses we received indicated that the 3TG in the suppliers' components and materials either 1) did not originate from a Covered Country, 2) were not necessary to the functionality of the components and materials or 3) the source country was undeterminable.  However, after reviewing the results of our RCOI, we determined that we had reason to believe that some of the 3TG necessary for the functionality or production of our products, from a small number of suppliers, may have originated in a Covered Country during 2018, all within the meaning of the Rule.  We conducted our RCOI in good faith, and we believe that such inquiry was reasonable to allow us to make our determination. Accordingly, the Company proceeded to exercise due diligence on the source and chain of custody of the 3TG.
3.	Due Diligence Process
3.1 Design of Due Diligence
We designed our due diligence measures to conform, in all material respects, with the framework in The Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related Supplements for gold and for tin, tantalum, and tungsten.
3.2 Management Systems
Conflict Minerals Policy
As described above, the Company has adopted a conflict minerals policy.
Internal Team
We have developed a cross-functional team to set our conflict minerals strategy and ensure timely implementation and execution of our program.  Our Materials Compliance Leader has primary responsibility for program execution.  Guidance on the overall strategy and implementation is provided by the Corporate Purchasing Leadership Team, the Legal Function, and the Ethics and Compliance Function.  Senior management is briefed about the results of our program on a regular basis.
Control Systems and Supplier Engagement
As a company well downstream in the supply chain, we do not have a direct relationship with 3TG smelters and refiners.  We engage with our suppliers and other major manufacturers in our industry and rely on information provided through the RBA-GeSI Conflict Minerals Reporting Template to gather information on the source and chain of custody of the conflict minerals in our products.

In 2013, we updated our Supplier Code of Business Conduct (SCoC) to address, among other things, conflict minerals and the requirement of our suppliers to provide information on their use of these minerals.  Our supplier contracts include a requirement that the supplier comply with the SCoC.  Contracts with our suppliers are frequently in force for three to five years, and we are ensuring that any new or renewed contracts incorporate the most up-to-date version of the SCoC.  In conjunction with that process, we are also asking our suppliers to certify that they have received the updated SCoC and intend to comply.  We conduct periodic audits of our suppliers to validate compliance with the SCoC.
Records Retention
We will retain documentation related to our conflict minerals compliance program according to our Corporate Record Retention Schedule.
Grievance Mechanism
We have longstanding grievance mechanisms whereby employees and suppliers can report potential violations of the Company's policies, including our conflict minerals policy.  Our supplier Internet portal and Cummins website includes contact information that individuals can use to voice any concerns.
3.3 Identify and Assess Risk in the Supply Chain
Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify second and third tier suppliers beyond our direct supply base.  Through our RCOI process (see section 2 above), we rely on our suppliers whose materials or components contain 3TG to provide us with information about the source of 3TG contained in those materials or components.  Our direct suppliers similarly rely upon information provided by their suppliers.  Many of our largest suppliers either are SEC registrants and subject to the Rule or are suppliers to other SEC registrants that are subject to the Rule.
3.4 Design and Implement a Strategy to Respond to Risks
In conjunction with our risk assessment process, the Company has developed, and management has approved, a risk management plan.  Through our due diligence process we attempt to determine the source and chain of custody of the necessary conflict minerals we know, or have reason to believe, originated in a Covered Country.
As a downstream company, we generally do not have a direct relationship with smelters and/or refiners.  Most of the work toward this aspect of the OECD Guidance is carried out indirectly through our suppliers or through our involvement with industry working groups/coalitions.
As a downstream company, we largely focus on the accuracy and quality of the representations our direct suppliers make regarding the source and chain of custody of their conflict minerals.  The Company evaluates its direct suppliers' responses to RCOI and due diligence inquiries based on the risk or likelihood that they are giving an incorrect response or that a non-response may indicate the supplier is purchasing from a known conflict source and does not wish to disclose this fact.  When necessary, issues are escalated to the appropriate level internally and with the supplier.

In evaluating the responses from its suppliers, the Company screens all responses for overall risk factors associated with the veracity of the information supplied.  Suitable, measurable risk mitigation plans are developed as needed on a case-by-case basis.  To date, we have found no instances where it was necessary to terminate a contract or find a replacement supplier.
3.5 Carry Out Independent Third Party Audits of Supply Chain Due Diligence at Identified Points in the Supply Chain
We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain.  We support audits by engaging our upstream partners who are closer to the source and by supporting the processes carried out through the Conflict Minerals Reporting Template.
3.6 Report on Supply Chain Due Diligence
This conflict minerals report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at https://www.cummins.com/company/ethics-and-compliance/conflict-minerals-disclosure-report
4.	Due Diligence Results
Through our due diligence process we found that the majority of the suppliers we believed could be sourcing from a Covered Country were unable to determine the smelter or refiner of the 3TG in their products.  A small number of suppliers were able to provide a partial list of smelters and refiners.  These suppliers informed us that they were continuing to exercise their own due diligence efforts, but felt they would be unable to provide a complete list of smelters/refiners prior to the filing deadline. We compared the partial lists provided by our suppliers to those published by organizations such as the USGS, GAO, LBMA, RBA/GESI, and/or DMCC/WGC.  Through this process we were able to identify and address gaps in data, spelling errors, and eliminate duplicate records in order to arrive at the consolidated list of smelters and refiners.
The large majority of the responses received provided data at the supplier company level or a division/segment level relative to the supplier, rather than at a level directly relating to a part number that the supplier supplies to us, or were otherwise unable to specify the smelters or refiners used for components supplied to us. We were therefore unable to determine whether any of the 3TG that these suppliers reported was contained in components supplied to us or to validate that any of these smelters or refiners are actually in our supply chain.  However, based on the information we obtained from our suppliers, we believe that, to the best of our knowledge, the smelters and refiners listed in Annex I to this conflict minerals report may have been used to process the 3TG contained in the products we manufactured.

Efforts to Determine Mine or Location of Origin
Refer to sections 2 and 3 above for details on our RCOI and due diligence processes.  We believe that these processes are the most reasonable efforts we can make to determine the mines or locations of origin of the 3TG in our supply chain.
5.	Planned Program Improvements
We intend to continue to take the following steps to improve our conflict minerals program:
a)	As described in section 3.2 above, new or renewed supplier contracts will include updated Supplier Code of Conduct language which requires the suppliers to support our conflict minerals program.
b)	Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.
c)	Continue to work with our peers, suppliers, and industry groups to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.
d)	Continue our due diligence efforts to identify and address gaps in data in order to arrive at an accurate list of smelter locations.

ANNEX I
Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refinery	Smelter Identification
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	ARY Aurum Plus	UNITED ARAB EMIRATES
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CHINA
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	KAZAKHSTAN
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850

Gold	Aurubis AG	GERMANY	CID000113
Gold	Baiyin Nonferrous Metals Corporation (BNMC)	CHINA	CID000523
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	China GoldDeal Investment Co., Ltd.	CHINA	CID000236
Gold	Chugai Mining	JAPAN	CID000264
Gold	Codelco - Ventanas Smelter & Refinery	CHILE
Gold	Daejin Indus Co., Ltd.	SOUTH KOREA	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DS PRETECH Co., Ltd.	SOUTH KOREA	CID003195
Gold	DSC (Do Sung Corporation)	SOUTH KOREA	CID000359

Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Hua Jian Trade Co., Ltd.	CHINA	CID000605
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	CHINA	CID000611
Gold	Guixi Smelter	CHINA	CID000648
Gold	Gujarat Bullion Refinery	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hang Seng Technology	CHINA	CID000670
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Harmony Gold Refinery	SOUTH AFRICA
Gold	HeeSung Metal Ltd.	SOUTH KOREA	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA	CID002519

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hetai Gold Mineral Guangdong Co., Ltd.	CHINA	CID000718
Gold	Hop Hing electroplating factory Zhejiang	CHINA
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Chenzhou Mining Co., Ltd.	THAILAND
Gold	Hunan Chenzhou Mining Co., Ltd.	SOUTH KOREA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	Hung Cheong Metal Manufacturing Limited	CHINA	CID002904
Gold	HwaSeong CJ CO., LTD.	SOUTH KOREA	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	Jin Jinyin Refining Co., Ltd.	CHINA	CID000884
Gold	Jinlong Copper Co., Ltd.	CHINA	CID000909
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	K.A Rasmussen	NORWAY
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	SOUTH KOREA	CID002605
Gold	Kosak Seiren	JAPAN	CID000991
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	SOUTH KOREA
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	SOUTH KOREA	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	SOUTH KOREA	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Nohon Material Corporation	JAPAN
Gold	Nyrstar Metals	BRAZIL

Gold	Nyrstar Metals	AUSTRALIA
Gold	Nyrstar Metals	UNITED STATES OF AMERICA	CID001313
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Precious Metals Sales Corp.	UNITED STATES OF AMERICA	CID002581
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PT Timah	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Realized the enterprise co., ltd.	CHINA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522

Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
Gold	Rio Tinto Group	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	SOUTH KOREA	CID001555
Gold	Samwon Metals Corp.	SOUTH KOREA	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shan Dong Huangjin	CHINA	CID001604
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA	CID001605
Gold	Shandon Jin Jinyin Refining Limited	CHINA
Gold	Shandong Hengbang Smelter Co., Ltd.	CHINA	CID001612
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong penglai gold smelter	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619

Gold	Shandong Yanggu Xiangguang Co., Ltd.	CHINA	CID002614
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA	CID001692
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Sino-Platinum Metals Co., Ltd.	CHINA	CID001745
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	SOUTH KOREA	CID002918
Gold	Suntain Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SuZhou ShenChuang recycling Ltd.	CHINA
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Taizhou Xin Hong Kong electronic material limited company	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	THE HUTTI GOLD MINES CO.LTD	INDIA	CID001911

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	AUSTRALIA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	SOUTH KOREA	CID001955
Gold	Tsai Brother industries	TAIWAN, PROVINCE OF CHINA
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA	CID002009
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Xiamen JInbo Metal Co., Ltd.	CHINA
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197

Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA	CID002491
Gold	Zhaojun Maifu	CHINA
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA	CID002205
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA	CID002214
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA	CID002219
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA	CID002221
Gold	Zhongyuan Gold Smelter	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zhuhai toxic materials Monopoly Ltd.	CHINA	CID002231
Gold	Zhuzhou Smelter Group Co., Ltd.	CHINA
Gold	Zhuzhou Smelting Group Co., Ltd	CHINA	CID002529
Gold	Zijian Kuang Ye Refinery	CHINA
Tantalum	AMG (Advanced Metallurgical Group)	BRAZIL
Tantalum	ANHUI HERRMAN IMPEX CO.	CHINA	CID000059
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Avon Metals	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Duoluoshan	CHINA	CID000410

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506

Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Nantong Tongjie Electrical Co., Ltd.	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	PM Kalco Inc	UNITED STATES OF AMERICA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tantalum	Sabin Metal Corp.	CHINA
Tantalum	Sabin Metal Corp.	UNITED STATES OF AMERICA
Tantalum	Shanghai Jiangxi Metals Co., Ltd.	CHINA	CID001634
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769

Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	Amalgamated Metal Corporation PLC	MALAYSIA
Tin	Amalgamated Metal Corporation PLC	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Tiga Sekawan	INDONESIA	CID002593
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455

Tin	Dingnan Jiawang environmental Tin technology Co.	CHINA	CID000357
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dongguan City Xida Soldering Tin Products Co.	CHINA	CID000376
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxi Group Corp.	CHINA	CID000553
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Guangxi Nonferrous Metals Group	CHINA	CID000626
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA	CID000628
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849

Tin	Hezhou Jinwei Tin Co., Ltd.	CHINA	CID000720
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA	CID002635
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiang Jia Wang Technology Co.	CHINA	CID000840
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002819
Tin	Ju Tai Industrial Co., Ltd.	BELGIUM
Tin	Ju Tai Industrial Co., Ltd.	CHINA	CID000934
Tin	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Tin	M/s ECO Tropical Resources	SINGAPORE	CID002382
Tin	Ma An Shan Shu Guang Smelter Corp.	CHINA	CID001098
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Materials Eco-Refining Co., Ltd.	JAPAN	CID001112
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	CID001136
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773

Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Minchali Metal Industry Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001172
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Ney Metals and Alloys	INDONESIA	CID001246
Tin	Ney Metals and Alloys	UNITED STATES OF AMERICA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Old City Metals Processing Co., Ltd.	CHINA	CID001332
Tin	OMODEO A. E S. METALLEGHE SRL	ITALY
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Pan Light Corporation	TAIWAN, PROVINCE OF CHINA	CID001356
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT NATARI	INDONESIA	CID001456
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458

Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Timah Nusantara	INDONESIA	CID001486
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA	CID001606
Tin	Shanghai Jiangxi Metals Co., Ltd.	CHINA
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA	CID001694
Tin	Sichuan Guanghan Jiangnan casting smelters	CHINA	CID001731
Tin	Sigma Tin Alloy Co., Ltd.	CHINA	CID002408
Tin	Soft Metais Ltda.	BRAZIL	CID001758

Tin	Spectro Alloys Corp.	UNITED STATES OF AMERICA	CID002411
Tin	Spectro Alloys Corp.	BRAZIL
Tin	Super Ligas	BRAZIL	CID002756
Tin	SUZHOU NUONENGDA CHEMICAL Co., Ltd.	CHINA	CID001822
Tin	Taicang City Nancang Metal Material Co., Ltd.	CHINA	CID001845
Tin	Taiwan high-tech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001851
Tin	Taiwan's lofty Enterprises Ltd.	TAIWAN, PROVINCE OF CHINA	CID001859
Tin	Thailand Mine Factory	THAILAND	CID001897
Tin	Thaisarco	THAILAND	CID001898
Tin	Three green surface technology limited company	CHINA	CID001920
Tin	Tianshui ling bo technology co., Ltd.	CHINA	CID001929
Tin	Tin Plating Gejiu	CHINA	CID001932
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Top-Team Technology (Shenzhen) Ltd.	CHINA	CID001954
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Wujiang City luxe Tin Factory	CHINA	CID002057
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA	CID002428
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA	CID000775
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA	CID002946

Tin	Xianghualing Tin Industry Co., Ltd.	JAPAN
Tin	XURI	CHINA	CID002099
Tin	Yifeng Tin	CHINA	CID002121
Tin	Yiquan Manufacturing	CHINA	CID002123
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Chengo Electric Smelting Plant	CHINA	CID002162
Tin	Yunnan Geiju Smelting Corp.	CHINA
Tin	Yunnan Industrial Co., Ltd.	CHINA	CID002173
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tin	Zhongshan Jinye Smelting Co.,Ltd	CHINA	CID002220
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Avon Metals	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA	CID002644
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Mehra Ferro-Alloys Pvt. Ltd.	INDIA	CID002652
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Toshiba Material Co., Ltd.	CHINA	CID002423
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	SOUTH KOREA	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA	CID002195